EXHIBIT 99.2


      AMENDMENT #2 TO 2006 CONSOLIDATED INCENTIVE PLAN ("Plan")


Effective May 31, 2008, at Section 3 (in 2nd paragraph) of the Plan, "3,200,000" shall be amended to read "4,200,000".